Exhibit 23.1
(LETTERHEAD OF DELOITTE)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference on Registration Statement No. 333-140341 of Mindray Medical International Limited on Form S-8 of our report dated June 26, 2007, appearing in the Annual Report on Form 20-F of Mindray Medical International Limited for the year ended December 31, 2006.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.
Shenzhen
June 26, 2007